Exhibit 10.1

Execution copy

SERVICE AGREEMENT

THIS SERVICE AGREEMENT is entered into on this 21st day of November 2024 (the “Effective Date”) between Connexa Sports Technologies Inc., a Delaware company (“Connexa” or the “Company”) and Thomas Tarala, an individual residing in Hong Kong (the “Executive”).

WHEREAS, the Company has offered the Executive the position of Chief Executive Officer of the Company and the Executive has accepted such offer, and the Company and the Executive wish to formally record the terms and conditions upon which the Executive will serve as Chief Executive Officer,

NOW, THEREFORE, THIS AGREEMENT WITNESSES that, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Article 1

CONTRACT FOR SERVICES

1.1 Engagement. The Company hereby agrees to hire the Executive as Chief Executive Officer in accordance with the terms and provisions hereof. Unless terminated earlier in accordance with the provisions hereof, this Agreement will commence on the Effective Date and will continue for a period of five years from the date of the Original Agreement (the “Term”). The Term shall automatically renew for additional one-year periods (each also a “Term”), unless terminated earlier in accordance with the provisions hereof or either party provides written notice of its intention not to renew at least 45 days before the expiration of the Term. The Executive agrees to faithfully, honestly, and diligently serve the Company and to devote time, attention, and effort to further the business and legal interests of the Company and utilize his professional skills and care during the Term.

1.2 Duties. The Executive’s services hereunder will be provided on the basis of the following terms and conditions:

(a) Reporting directly to the Board of Directors of the Company (the “Board”), the Executive will serve as the Company’s Chief Executive Officer.

(b) The Executive’s primary responsibilities include helping to shape the strategic vision for the company, implementing the appropriate company structure, defining the core business objectives, making major corporate decisions, directing and managing the overall operations and resources of the Company, acting as the main point of communication between the Board and corporate operations, and being the public face of the Company, in each case subject to, and in accordance with, applicable laws and regulations.

(c) The Executive will faithfully, honestly, and diligently serve the Company, co-operate with the Company, and utilize his professional skill and care to ensure that all services rendered hereunder are to the satisfaction of the Company, acting reasonably. The Executive will provide any other services not specifically mentioned herein but which, by reason of the Executive’s capability, the Executive knows or ought to know to be necessary to ensure that the best interests of the Company are maintained at all times.

(d) The Executive will assume, obey, implement, and execute such duties, directions, responsibilities, procedures, policies, and lawful orders as may be determined or given from time to time by the Board.

(e) The Executive will report the results of his duties hereunder to the Board as it may request from time to time.

Article 2
COMPENSATION

2.1 Remuneration. The Executive’s remuneration shall be as follows:

(a) Salary: The Executive’s monthly gross base salary shall be US$60,000 (annualized, together with any increases thereto as hereinafter provided, the “Base Salary”). The Base Salary shall be payable in accordance with the Company’s normal payroll procedures in effect from time to time. All monthly payments of Base Salary shall be made in arrear within the last five days of each calendar month.

(b) Review: The Base Salary may be increased by the Board from time to time during the Term and shall be considered by the Board for an increase at least annually. Starting in the second year of this Agreement, the Base Salary shall be increased in accordance with industry standard compensation for chief executive officers so long as the Company has completed a capital raise or has the cash flow available to do so.

(c) Deferral: To the extent the Company does not have sufficient funds to pay the Executive his Base Salary, the Executive shall have the option of deferring the aggregate unpaid amount (the “Deferral Amount”), which will be registered in the Company’s books as a loan given to the Company by the Executive. As and when the Company has additional funds from any source, the Company will pay as much of the Executive’s Base Salary as possible. So long as any amount of the Executive’s Base Salary remains unpaid, the Executive will have the option to convert such amount, or part of it, into shares of the Company (or warrants to purchase shares) at the weighted average trading price of the 10 days prior to the date of the request by the Executive to exercise this option. This option will survive the Term of this Agreement.

(d) Signing bonus: The Company shall issue to the Executive as soon as reasonably practicable $300,000 of common stock (the “Signing Bonus”). The Company agrees to bear all costs and fees to be charged by the Company’s transfer agent in respect of such shares, as well as the costs of registration under the Securities Act of 1933, as amended, if such shares are not already registered pursuant to a registration made on Form S-8 or other Securities Act-registered plan.

(e) Annual Bonus: The Executive shall be paid an annual bonus, earned as of the end of each fiscal year and as of the date of termination of this Agreement, of at least 100% of the Executive’s then Base Salary, payable in cash and/or securities (such term to refer, in this Agreement, to stock, options, and warrants), as agreed between the Executive and the Board (the “Annual Bonus”).

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(f) Special Bonus:

(i) In the event of a Change of Control, the Company (or any successor entity) shall pay to the Executive a lump-sum amount equal to 3% of the increased valuation of the surviving corporation resulting from such Change of Control (as determined by the higher of (i) the definitive agreement governing the Change of Control or (ii) the highest market cap of the surviving corporation within the 12 months following the Change of Control). Such bonus shall be paid to the Executive in cash or stock or other securities, or a combination thereof, as determined by the Executive. For purposes of this Agreement, “Change of Control” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) the acquisition by a third party (or more than one party acting as a group) of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation, or similar transaction; (ii) the closing of a merger, consolidation, acquisition, or other business combination (a “Business Combination”) other than a Business Combination in which the holders of the shares immediately prior to the Business Combination have substantially the same proportionate ownership of the common stock of the surviving corporation immediately after the Business Combination as immediately before; (iii) the dissolution or liquidation of the Company; (iv) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company; (v) the acquisition of a controlling interest in a business with a value exceeding 66% of Yuanyu Enterprise Management Co., Limited (“YYEM”) (presently a Hong Kong subsidiary of the Company); or (vi) the dominant business of the Company in terms of revenue no longer being the licensing out of technology relating to matchmaking or online dating. This Section 2.1(f)(i) shall survive the termination of this Agreement for two years.

(ii) In the event of a raising of funds by the Company (each, a “Raise”), including the exercise of any outstanding warrants, the Executive shall be paid $87,500 in cash for each Raise of at least $1,000,000. This payment shall increase proportionally with each additional $250,000 from a Raise. Any banking fees payable in connection with a Raise will be deducted from the amount of the Raise. This Section 2.1(f)(ii) shall survive the termination of this Agreement for two years.

(g) Piggyback Registration Rights: All shares of common stock issued by the Company to the Executive pursuant to this Agreement shall also grant the Executive with the transferable option to include any and all such shares on each registration statement that the Company files with SEC, subject to pro rata reductions of the shares being registered pursuant to comments of the staff of the Securities and Exchange Commission (the “Registration Rights”). The Registration Rights shall transfer with the applicable shares if and when such shares are transferred by the Executive.

(h) Benefits: The Company will provide the Executive with a cash benefits allowance of not less than $7,500 gross per month to procure his own benefits, including without limitation private medical, dental, and vision cover, life and permanent disability insurance, car and driver expenses, and pension provision.

(e) Vacation days: The Executive is eligible to take 25 vacation days per year exclusive of all Hong Kong public holidays. The Company’s vacation year will run from May 1 to April 30, and a maximum of five vacation days not used in any given year can be carried over to the following year without permission of the Board.

(f) Additional compensation: In addition to the foregoing, the Company will grant the Executive additional compensation in the form of cash or securities (or a combination thereof) in cases of extraordinary contribution by him to the benefit of the Company as the Board may decide.

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(g) Other: The Executive’s position with the Company requires a special degree of personal trust, and the Company is not able to supervise the number of working hours of the Executive. Therefore, the Executive will not be entitled to any additional remuneration for his work with the exception of that specifically set out in this Agreement. The Executive may have other business interests and, as such, shall be permitted to spend such time as the Executive deems necessary or expedient on such interests, so long as there is no adverse material impact on the Executive’s performance of his obligations hereunder.

2.2 Success Fee. In recognition of the Executive’s role in the merger of Connexa with YYEM and the successful listing of the combined company on The Nasdaq Capital Market, the Executive shall receive a one-off payment of US$1,000,000 in cash and/or securities (the form to be agreed between the Executive and the Board) to be paid within 45 days of the Effective Date.

2.3 Incentive Awards. The Executive will be entitled to participate in any bonus plans or incentive compensation plans approved by the Company from time to time. It is agreed that any such plans will be retroactive to the Effective Date. The Company shall provide the Executive with annual grants, at least once per calendar year and also upon termination of this Agreement, in the form of securities (together, the “Awards”) with the value of such Awards at the time of grant equivalent to at least 100% of his then Base Salary. Any securities delivered as part of the Executive’s Awards (or as part of the Executive’s other compensation) shall be issued pursuant to a Securities Act-registered plan if such exists, and, if there is no Securities Act-registered plan, the Company shall register the shares as promptly as possible, with the costs being paid by the Company.

2.4 Company equity or option plans. The Executive will be entitled to participate in any equity or option plan (or similar) adopted by the Company for its directors, officers, or employees.

2.5 Expenses. The Executive will be reimbursed by the Company for all reasonable business, promotional, travel, and entertainment expenses incurred or paid by the Executive in connection with his duties. This includes, but is not limited to, payments of expenses incurred when traveling abroad.

Article 3
INSURANCE

3.1 Liability Insurance Indemnification. The Company will ensure the Executive (including his heirs, executors, and administrators) with coverage under a standard directors’ and officers’ liability insurance policy at the Company’s expense, with additional Side-A coverage deemed sufficient by the Executive.

Article 4
TERMINATION

4.1 Termination of Employment. The Executive’s employment may be terminated only as follows:

(a) The Company may terminate the Executive’s employment at any time by giving the Executive 180 days’ prior written notice of the termination. In such a case, all of the Executive’s unvested stock, warrant, and option compensation of any nature will vest without any further action required on the part of the Executive or the Company, and the Company will promptly deliver to the order of the Executive such shares of common stock, warrants, or options at its sole expense as become due to the Executive hereunder. The Executive’s right to receive compensation, whether in cash or securities, shall survive any termination of this Agreement. The Executive’s employment shall also terminate upon his death, in which case the Executive’s rights described in this paragraph shall accrue to the Executive’s estate and heirs.

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(b) The Executive may terminate his employment with the Company at any time by giving the Company 60 days’ prior written notice of the termination, or seven days’ prior written notice where the Company has failed to pay any amount due to the Executive hereunder, which failure persists for 15 days after written notice of such failure has been received by the Company, provided that a failure to pay the Base Salary when due shall not require notice.

(c) It is agreed that in the event of termination of this Agreement if the Company decides that the Executive’s services are not needed during the termination period, the Company will continue to be required to pay the Base Salary and provide his benefits (or a cash allowance in lieu) and equity compensation as described in Article 2 of this Agreement for the entire termination period, as well as accrued but unpaid vacation pay and any business expenses reasonably incurred by the Executive up to the date of notice, such amounts to be paid within 30 days of such notice, in each case less any applicable deductions or withholdings required by law.

(d) Upon termination in circumstances other than that specified in subclause (c) above (under which amounts are required to be paid within 30 days of notice), the Company shall pay to the Executive within 30 days of the termination date (i) any accrued but unpaid Base Salary for services rendered as of the date of termination, (ii) bonuses and Awards for the year in which the termination takes place, (iii) if applicable, any accrued but unpaid vacation pay, (iv) the business expenses reasonably incurred by the Executive up to the date of termination, and (v) payment of any cash allowance for benefits, in each case less any applicable deductions or withholdings required by law.

4.2 Separation Agreement. In the event that this Agreement and the Executive’s employment with the Company are terminated by the Company or the Executive, then in addition to the amounts specified in Section 4.1 and subject to the Executive’s execution and non-revocation of a separation agreement containing a general release and waiver of liability against the Company and anyone connected with it in a form reasonably acceptable to the Company, the Executive shall be entitled to receive, and the Company shall pay the Executive, an amount in lieu of Base Salary, bonuses, and benefits that would have accrued to the Executive for the greater of (a) the unexpired portion of the Term of this Agreement or (b) two years, in a single lump sum, paid in full within 30 days of the termination date. Further, the Executive shall be entitled to all common shares and, if applicable, options and warrants (with vesting of unvested securities accelerated to the date of termination). If such termination is caused by the Executive’s death, the Executive’s estate and heirs shall be treated as the Executive for purposes of Sections 4.1(d) and 4.2.

Article 5
MUTUAL REPRESENTATIONS

5.1 Executive’s representations. The Executive represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof:

(a) will not constitute a default under or conflict with any agreement or other instrument to which he is a party or by which he is bound; and

(b) do not require the consent of any person or entity.

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5.2 Company’s representations. The Company represents and warrants to the Executive that this Agreement has been duly authorized, executed, and delivered by the Company and that the fulfillment of the terms hereof:

(a) will not constitute a default under or conflict with any agreement of other instrument to which it is a party or by which it is bound; and

(b) do not require the consent of any person of entity.

5.3 Enforceability. Each party hereto warrants and represents to the other that this Agreement constitutes the valid and binding obligation of such party enforceable against such party in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium, and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Article 6
NOTICES

6.1 Notices. All notices required or allowed to be given under this Agreement must be made by recognized national or international courier and also by e-mail transmission, to the addresses as hereinafter set forth or to such other addresses as may be designated from time to time by the relevant party in writing:

(a) in the case of the Company, to Connexa Sports Technologies Inc. at the address listed on the face of its latest annual filing on Form 10-K with the Securities and Exchange Commission (e-mail: yuanyulimited@outlook.com); and

(b) in the case of the Executive, to the Executive’s last residential address known to the Company and to the Executive’s business and personal e-mail addresses made known by the Executive to the Company from time to time.

6.2 Change of Address. Any party may, from time to time, change its address for service hereunder by written notice to the other party in the manner aforesaid.

Article 7
GENERAL

7.1 Further Assurance. Each party hereto will promptly and duly execute and deliver to the other party such further documents and assurances, and take such further action, as the other party may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created hereby.

7.2 Waiver. No provision hereof will be deemed waived and no breach excused, unless such waiver or consent excusing the breach is made in writing and signed by the party to be charged with such waiver or consent. A waiver by a party of any provision of this Agreement will not be construed as a waiver of a further breach of the same provision.

7.3 Amendments in Writing. No amendment, modification, or rescission of this Agreement will be effective unless set forth in writing and signed by the parties hereto.

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7.4 Assignment. Except as herein expressly provided, the respective rights and obligations of the Executive and the Company under this Agreement will not be assignable by either party without the written consent of the other party and will, subject to the foregoing, inure to the benefit of and be binding upon the Executive and the Company and their permitted successors or assigns. Nothing herein expressed or implied is intended to confer on any person other than the parties hereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement. For the avoidance of doubt, it is agreed that in the event that the Company participates in a merger, acquisition, restructuring, reorganization, or other transaction in which the Company is merged into, sold to, or otherwise becomes part of or owned by another company or entity, this Agreement will remain in force and be binding on any such successor, surviving, or acquiring company or entity.

7.5 Substitution. The Company acknowledges and agrees that the Executive may submit to the Company invoices from a company that employs him in lieu of invoices in his name. The Executive confirms that any such invoice will replace his own invoice, and he agrees that his fees or compensation will be paid by the Company to such third parties provided that this is done per his instructions to the Company.

7.6 Severability. In the event that any provision contained in this Agreement is declared invalid, illegal, or unenforceable by a court or other lawful authority of competent jurisdiction, such provision will be deemed not to affect or impair the validity or enforceability of any other provision of this Agreement, which will continue to have full force and effect.

7.7 Headings. The headings in this Agreement are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

7.8 Number and Gender. Wherever the singular or masculine or neuter is used in this Agreement, the same will be construed as meaning the plural or feminine or a body politic or corporate and vice versa where the context so requires.

7.9 Time. Time is of the essence in this Agreement.

7.10 Governing Law and Dispute Resolution. This Agreement will be construed and interpreted in accordance with the laws of the State of New York without reference to its conflicts-of-laws principles or the conflicts-of-laws principles of any other jurisdiction. Any dispute, controversy, difference or claim arising out of or in connection with this Agreement, including the existence, validity, effectiveness, interpretation, performance, breach, or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it, shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre under the HKIAC Administered Arbitration Rules for the time being in force. The law of this arbitration clause shall be Hong Kong. The seat of arbitration shall be Hong Kong. The arbitration shall be conducted in English. Each party hereto agrees that it will not bring any action relating to this Agreement, or to any issues relating more broadly to the Executive’s relationship with the Company, in any court. The parties agree that delivery of process or other papers in connection with any such proceeding in the manner provided in Article 6, or in such other manner as may be permitted by applicable law, shall be valid and sufficient service thereof.

7.11 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to this matter.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date and year first above written.

CONNEXA SPORTS TECHNOLOGIES INC.

By:
Name:	Hongyu Zhou
Title:	Chairman

THOMAS TARALA

Name:	Thomas Tarala

Service Agreement

Connexa — Tarala